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                          LOAN AND SECURITY AGREEMENT


          THIS LOAN AND SECURITY AGREEMENT (the "Agreement"), dated as of January 15, 1998, is entered into by and between First Pacific Networks, Inc., a Delaware corporation ("FPN" or the "Debtor"), and Asset Recovery Group, LLC, a Colorado limited liability company ("Asset"), with reference to the following facts:

                                R E C I T A L S

     A. WHEREAS, FPN filed a voluntary petition under Chapter 11 of Title 11 United States Codes (the "Bankruptcy Code") on February 10, 1997, commencing that certain bankruptcy case styled IN RE FIRST PACIFIC NETWORKS, INC., Bankruptcy Case No. 97-51077ASW (the "Bankruptcy Case"), which case remains pending in the United States Bankruptcy Court for the Northern District of California, San Jose Division; and

     B. WHEREAS, FPN is operating its Bankruptcy Case as the "Debtor-in-Possession" within the meaning of sections 1101, 1106 and 1107 of the Bankruptcy Code, and with all of the rights and powers pertaining thereto, no trustee having been appointed; and

     C. WHEREAS, FPN's business consists of the development and manufacture of cable data modem, cable telephone and cable energy management devices for which FPN requires financing for working capital and other related purposes, in order to continue its operations pending confirmation of a plan of reorganization in the Bankruptcy Case; and

     D. WHEREAS, FPN recognizes that there appears to be no reasonable prospect that FPN, without such financing, will be able to reorganize its current business operations; and

     E. WHEREAS, FPN believes that liquidation would not be in the best interest of its creditors; and

     F. WHEREAS, FPN has attempted to obtain the required funds in the form of an unsecured or secured credit, or equity financing, but was unable to do so; and

     G. WHEREAS, FPN has investigated alternative opportunities to obtain financing on a secured basis, and has determined, after review and analysis by the Debtor's management, that the transaction described herein is in the best interests of the Debtor's estate and its creditors; and

     H. WHEREAS, Asset is only willing to lend funds upon the terms and conditions set forth in this Loan and Security Agreement and the Secured Promissory Note (the "Secured Note") of even date herewith (collectively, the "Loan Documents"); and

     I. WHEREAS, the Debtor will set a continued hearing (the "Initial Hearing"), on notice to creditors, for the initial approval of the Loan Documents, pursuant to section 364 of the United

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States Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code")
and Rule 4001(c) of the Federal Rules of Bankruptcy Procedure ("Fed.R.B.P."), including approval of the "Initial Financing" as defined herein, pursuant to which the Debtor will seek authority to borrow the sum of up to Six Hundred Thousand Dollars ($600,000) (the "Initial Financing") from Asset, which will be funded incrementally, on a senior secured and super-priority basis, as further described herein; and

     J. WHEREAS, if the Bankruptcy Court issues its Order approving the Initial Financing at the Initial Hearing (the "Interim Order"), FPN will subsequently set additional hearing date(s) for the final approval of certain additional loan and security documents contemplating an aggregate borrowing of up to $6 million from Asset and/or its nominee (the "Full Financing") constituting funding that FPN anticipates will be sufficient to sustain operations until a Plan of Reorganization, jointly developed with such lender, can be developed and confirmed.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. INDEBTEDNESS. Subject to all of the terms hereof, and the Secured Note of even date herewith, Asset agrees to lend to FPN the sum of up to $600,000. FPN shall use the Initial Financing to pay when due expenses of the type and for the purposes and in the amount described, and without material variance from, the items included in the budget attached as Exhibit A to this Agreement, or other expenses as may be approved by in advance and in writing, by Asset.

          2. CONDITIONS TO INITIAL FINANCING. Without otherwise limiting the provisions of paragraph 1, Asset shall not be obligated to advance the funds until such time as each of the following conditions shall have been satisfied:

               a. the following documents (collectively referred to as the "Post-petition Documentation") have been executed and delivered to Asset, in written form acceptable to Asset:

                    (1) This Loan and Security Agreement, including additional original execution copies hereof for filing in the Office of Patents and Trademarks, Patent division and Trademark division, United States Department of Commerce; and

                    (2)  The Secured Note; and

                    (3) Financing Statement to be executed by FPN as Debtor in favor of Asset to be filed in the Office of the California Secretary of State;

               b. The Court shall have entered the Interim Order approving the Initial Financing in a form acceptable to Asset.

          3. SECURITY INTEREST. As security for the prompt payment and performance in full of all obligations, duties and liabilities, including the Initial Financing (collectively, the

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"Secured Obligations") at any time owing by FPN and arising under this
Agreement, the Secured Note, and other documents issued to create or perfect the security interest granted herein, (collectively, the "Loan Documents"), FPN hereby grants to Asset a continuing security interest (the "Security Interest") senior in priority and payment rights to the claim or lien of any other creditor, in and to all of FPN's right, title, claim, estate and interest in and to the following types and items of property, whether now owned and existing or hereafter acquired or arising, and wherever located (collectively, the "Collateral"):

               a.   All accounts, whether now existing or hereafter acquired;

               b.   All inventory, whether now existing or hereafter acquired;

               c. All of Debtor's right, title, estate and interest in and to real property owned or leased from time to time and in and to any fixtures (including, without limitation, the fee and leasehold interests in real property, and all buildings, improvements and fixtures now or hereafter attached or appurtenant thereto or forming a part thereof), whether now existing or hereafter acquired;

               d. All of Debtor's right, title, estate and interest, whether now existing or hereafter acquired, in and to all corporate and other business records in any form, including in form for use by computers or data processing machines; royalties, inventions, copyrights, copyright applications, rights and interests in copyrights and works protectable by copyright, (collectively the "Copyrights"), trade secrets and other confidential information relating to the business of Debtor, including, by way of illustration and not limitation, each and every kind of know-how practiced by Debtor; licenses, customer lists, advertising, service marks, service mark applications, designs, logos, slogans, indicia, corporate names, company names, business names, fictitious business names, trade names, trade styles and registrations issued with respect to any of the foregoing used in Debtor's business or in which Debtor otherwise has an interest; and all other information of any kind or character, whether or not reduced in writing, with respect to the conduct by Debtor of its business not generally known by the public; and the goodwill associated with the foregoing;

               e. All of Debtor's right, title, estate and interest, whether now existing or hereafter acquired, in and to all foreign and domestic patent rights, inventions for which patent applications have not been filed, patent applications, patents, follow-on applications, patents issuing from continuations, extensions or divisional applications, improvements on existing inventions and future inventions, (collectively the "Patents"):

               f. All products and proceeds of the foregoing, including, without limitation, all license royalties and any claim by FPN against third parties for past, present or future infringement of any patent, including, without limitation, any patent referred to in subsection "e" of this paragraph;

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               g.    All of the Debtor's right, title, estate and interest,
whether now existing or hereafter acquired, in and to all trademarks, trademark applications, goodwill associated with the trademarks, (collectively, the "Trademarks"):

               h. All products and proceeds of the foregoing, including, without limitation, any claim by FPN against third parties for past, present or future (a) infringement or dilution of any trademark or trademark registration including, without limitation, the trademarks and trademark registrations referred to in subsection "i." of this paragraph, or (b) injury to the goodwill associated with any trademark or trademark registration; and

               i. All of Debtor's right, title, estate and interest, whether now existing or hereafter acquired, in and to all contracts, contract rights, undertakings, or other agreements, whether written or oral (other than rights evidenced by chattel paper, documents or instruments) in or under which Debtor may now or hereafter have any right, title or interest, including, without limitation, with respect to an account, any agreement relating to the terms of payment or the terms of performance thereof;

               j. All chattel paper, instruments, securities, bills of lading, warehouse receipts and other documents of title and documents of any kind now existing or hereafter acquired or arising, whether arising from or related to the disposition of inventory, equipment, or otherwise, and all rights now or hereafter existing in and to all security agreements, leases, securities, letters of credit and other contracts, documents and instruments securing or otherwise relating to any such accounts, rights or instruments;

               k. All other personal property of the Debtor, including general intangibles, including without limitation, all other rights to payment not specified above, and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Debtor and wherever located;

               l. All proceeds and products of the foregoing (including, without limitation, cash proceeds and noncash proceeds resulting from the sale or other voluntary or involuntary dispositions thereof or any other realization in respect thereof (the "Sale Proceeds") and including, but not limited to, all property of any type that is acquired with any cash proceeds), all guarantees, insurance and rights against sureties Debtor may have in connection therewith and all proceeds and products relating thereto or therefrom, and all Debtor's right, title and interest in and to additions, accessions, replacements and substitutions to and for the foregoing, and all documents, ledger sheets and files (including in form for use or processing by computers or other electronic machines) of Debtor relating thereto. The term "proceeds" as used herein shall include, without limitation, all accounts, chattel paper, deposit accounts, instruments, equipment, inventory, documents, farm products, general intangibles and other proceeds (all of the foregoing shall have the meaning given them in the Code) which arise from the sale, lease, transfer or other use or disposition of any kind of any collateral or proceeds and all proceeds of any type described above acquired with cash proceeds.


                                    4

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          In addition to the foregoing, FPN hereby also grants to Asset a security interest in all equipment, whether now existing or hereafter acquired, owned by Debtor and used by Debtor at any location.

          4. PRIORITY OF LOAN IN FPN BANKRUPTCY CASE. The Interim Financing shall have priority in FPN's Bankruptcy Case in accordance with the provisions of Section 364(c) of the Bankruptcy Code over all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Code, subject only to (i) the reasonable fees and expenses of a trustee and his professionals, and (ii) reasonable fees and expenses of the Debtor's professionals, as approved by the Bankruptcy Court on application on notice to creditors. No other costs or administrative expenses which have been or may be incurred in FPN's Bankruptcy Case and no priority claims are or will be prior to or on a parity with the claims of Asset against FPN arising out of the Post-petition Financing or with the security interests and liens of Asset in and to the Collateral. Neither FPN nor any trustee shall be entitled to assert a claim under Section 506(c) of the Bankruptcy Code for costs and expenses incurred in connection with the preservation, protection, enhancement, or realization of the Collateral.

          5. PROHIBITION AGAINST LIENS. If at any time during FPN's Bankruptcy Case, security interests or liens in the Collateral or any portion thereof are granted to other parties pursuant to Section 364(d) of the Bankruptcy Code, which security interests or liens are senior to or on a parity with the security interests or liens of Asset hereunder, such grant shall be deemed an Event of Default under paragraph 15 hereof. The proceeds of any loans, advances, or other indebtedness secured by such senior or parity security interests or liens shall be applied to satisfy FPN's indebtedness hereunder. In the event that FPN makes any additional borrowings, whether secured or unsecured, after the date of this Agreement, all proceeds of such borrowings shall be used to repay the Post-petition Financing.

          6. REPRESENTATIONS AND WARRANTIES. FPN hereby represents and warrants as follows:

               a. STATUS. FPN is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               b. AUTHORITY. FPN has the power and authority to consummate the transactions contemplated in the Loan Documents, and the Loan Documents have been duly authorized, by FPN and when executed and delivered shall constitute the legal, valid and binding obligation of FPN, enforceable against FPN in accordance with their terms. Subject to approval of the Loan Documents by the Bankruptcy Court, all consents of any person or entity and all governmental authorizations and actions of any kind necessary to authorize the security interest granted herein or required for the validity or enforceability against FPN of the Motion and the Loan Documents or the perfection of the security interest granted in this Agreement have been obtained or performed and are valid and subsisting in full force and effect.

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               c.   NAMES; BUSINESS LOCATIONS.  FPN's principal place of
business and chief executive office and the location of its principal records concerning the Collateral are all as set forth in paragraph 18.e(1) hereof.

               d. COLLATERAL. Without otherwise affecting the senior priority of the security interests granted pursuant to this Agreement, except for sales of Collateral in the ordinary course of FPN's operations, FPN is and will continue to be the owner of the Collateral free and clear of all claims, liens, security interests, pledges and other encumbrances, except for the security interest created by this Agreement. This Agreement creates a valid security interest in the Collateral securing the payment and performance of all of the obligations of the Post-petition Financing, and all filings and other actions necessary to perfect or protect such security interest have been taken, including, without limitation, the filing of financing statements or similar documents in all applicable jurisdictions.

               e. PATENTS, COPYRIGHTS AND TRADEMARKS. As to the Patents, Copyrights and Trademarks:

                    (1) the Patents Copyrights and Trademarks are subsisting and have not been adjudged invalid or unenforceable, in whole or in part;

                    (2) no written claim (and, to the best of FPN's knowledge, no oral claim) has been made that the use of any of the Patents, Copyrights or Trademarks does or may violate the rights of any third person;

                    (3) FPN is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents, each of the Copyrights and each of the Trademarks, free and clear of any pledges, assignments, licenses, registered user agreements and covenants by assignor not to sue third persons except those license rights granted to Entergy Enterprises Inc. for PowerView-Registered Trademark-;

                    (4) Except as noted in paragraph 6b, FPN has the unqualified right to enter into this Agreement and perform its terms.

          7.   COVENANTS.  FPN hereby covenants and agrees as follows:

               a. SALE, ASSIGNMENT OR TRANSFER OF COLLATERAL. Except for sales in the ordinary course of business, FPN will not sell or assign or otherwise transfer the Collateral, either in whole or in part, or any interest therein, nor will FPN remove or permit removal of any of the Collateral from its current location(s), without the prior written consent of Asset. FPN shall at all reasonable times give Asset, and its agents and representatives, full access to the Collateral and shall provide Asset with such information with respect to the Collateral as it may reasonably request.

               b. LIENS. Except in connection with product sales made in the ordinary course of its business, FPN will not directly or indirectly create, assume or permit to exist any Lien on or with respect to the Collateral (other than the security interest granted herein). As used herein, "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever.

               c. INSURANCE. FPN will, at its own expense, maintain insurance policies with respect to the Collateral in such amounts, against such risks, in such form and with such insurers as are satisfactory to Asset.

               d. MAINTENANCE OF COLLATERAL. FPN, at its expense, shall cause the Collateral to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted. In the case of any loss or damage to any of the Collateral, FPN shall, as promptly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith as are necessary or desirable.

               e. CHANGES IN NAME AND LOCATION OF COLLATERAL AND BUSINESS. FPN shall not (i) utilize any trade name; (ii) change its name; (iii) acquire any business; (iv) change the location of its principal place of business or chief executive office; or (v) change the place where said records or their duplicates are kept or acquire any additional offices; in each case without giving at least thirty (30) days' prior written notice thereof.

               f. FURTHER ASSURANCES. FPN covenants that FPN shall from time to time make, execute, acknowledge and deliver all such further documents, instruments and assurances as may be required by Asset to perfect, protect and/or preserve the security interest created by, and to carry out the intent of, this Agreement, and hereby authorizes Asset or its agents to file financing statements and amendments thereto relating to all or any of the Collateral where desirable in Asset's judgment to perfect the security interest granted herein without the signature of FPN where permitted by law. Without limiting the foregoing, FPN will deliver to Asset any promissory note or other instrument or chattel paper constituting Collateral, duly endorsed or accompanied by duly executed instruments of transfer or assignment in form and substance satisfactory to Asset.

               g. AGREEMENT TO DEFEND COLLATERAL. FPN will defend the Collateral against all claims and demands of all persons at any time asserting the same, or any interest therein, and will take all steps necessary to preserve, protect and maintain the security interest of Asset in the Collateral as a fully perfected first lien.

               h. FUTURE RIGHTS. If, before the Secured Obligations shall have been satisfied in full, FPN shall (i) obtain rights to any new patentable inventions, trademarks, trademark registrations or applications, or (ii) become entitled to the benefit of any patent or trademark application, trademark, trademark registration, or patent for any reissue, division, continuation, renewal, extension, or continuation-in-part of any patent or any improvement on

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any patent, the provisions of this Agreement shall automatically apply thereto and FPN shall give to Asset prompt written notice thereof. FPN agrees to include any future patents, patent applications, trademarks, trademark applications, or trademark registrations which constitute Collateral under this Agreement.

               i. NO INCONSISTENT AGREEMENT. So long as any of the Secured Obligations remains outstanding, FPN shall not enter into any agreement (for example, a license agreement) that is inconsistent with FPN's obligations under this Agreement; PROVIDED, HOWEVER, that FPN may grant licenses of the Patents and Trademarks and of any future Collateral of such type for limited purposes in the course of FPN's normal business activities which do not, taken together with the value of the consideration received therefor, materially impair the value of such Collateral.

               j. RIGHT TO SUE. Unless and until an Event of Default shall have occurred and be continuing, FPN shall have the right to bring any opposition proceedings, cancellation proceedings or lawsuit in its own name to enforce or protect any Patents, Copyrights or Trademarks.

               k. TAXES. FPN shall pay when due all taxes, assessments or charges upon the Collateral, or for its use or operation, or upon the proceeds thereof, or upon this Agreement or any other Loan Document.

          8. APPOINTMENT OF ASSET AS FPN'S LAWFUL ATTORNEY-IN-FACT. FPN hereby irrevocably appoints Asset as FPN's true and lawful attorney-in-fact, with full power of substitution, to do all acts and things which Asset may deem necessary or advisable to perfect and continue perfected the Security Interest or to maintain its priority.

          9. FPN COOPERATION. FPN shall cooperate with Asset in filing financing statements, mortgages, security agreements, or other instruments and taking any other action in order to validate and perfect the security interests, liens, or mortgages in the Collateral granted to Asset hereunder. FPN shall, at its own expense, execute and deliver to Asset, for recording with appropriate governmental authorities, all agreements, financing statements, instruments, and other documents as Asset may request to evidence, confirm, validate, or perfect the Interim Financing and the security interests and liens in the Collateral.

          10. EVENTS OF DEFAULT. Upon the occurrence of any one or more of the following Events of Default, and following the dispatch of written notice to FPN from Asset, all advances hereunder shall be immediately due and payable, and the date on which such notice is given shall constitute the Termination Date:

               a.   The appointment of a Chapter 7 trustee in FPN's Bankruptcy
Case;

               b.   The dismissal of FPN's Bankruptcy Case;

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               c.   FPN's failure to comply with any material provision of the
Interim Order or this Agreement, or any related security agreement or mortgages, the utilization of the proceeds of any advance under the Post-petition Financing for purposes other than as permitted herein;

               d. The granting of a security interest in or lien against the Collateral or any portion thereof to other parties, which security interest or lien is senior to or on a parity with the security interests or liens of Asset hereunder, or the transfer of an interest in the Collateral or any portion thereof outside of FPN's estate, except as permitted herein.

               FPN shall give Asset prompt written notice of the occurrence of an Event of Default or the occurrence of any event which, through the passage of time, would constitute an event of default. FPN may terminate the financing arrangement provided hereunder upon one business day's notice to Asset, and all principal of, interest accrued on, and allowed fees, costs and expenses of Asset related to, the Interim Financing shall be payable within forty-five (45) days of such Termination Date. Unless FPN terminates such financing arrangement prior to the Termination Date, or Asset converts the Interim Financing to equity in the Reorganized Debtor, the principal of, accrued interest on, and allowed fees, costs and expenses of Asset related to the Interim Financing as provided for herein shall be paid in full by FPN on the Termination Date.

          11.  RIGHTS AND REMEDIES UPON DEFAULT.

          Upon the occurrence of any Event of Default as defined herein, Asset may at its option do any one or more of the following:

                    (1) by written notice to FPN, declare all of the Secured Obligations forthwith due and payable, whereupon the same shall become due and payable, without further notice of any kind;

                    (2) on or after April 1, 1998, exercise with regard to the Interim Financing and the Collateral, all rights and remedies afforded by the Uniform Commercial Code and other applicable law with respect to the indebtedness thereunder and the collateral security therefore. Without limiting the foregoing, Asset shall then have the right to collect and take immediate possession and control of all or any part of the Collateral and the proceeds thereof, the power to sell all or any portion of the Collateral at public or private sale at such place and time and on such terms as Asset shall see fit as permitted by applicable laws, the right of setoff, and the right to endorse in the name of FPN any instrument representing the Collateral. At any such sale or other disposition of the Collateral, Asset may, to the extent permissible under applicable law, purchase the whole or any part of the Collateral, free from any right of redemption on the part of FPN, which right is hereby waived and released.

          If it shall be necessary for Asset, at any time, to exercise such rights and remedies in order to effect repayment of the Interim Financing, Asset shall have the right to exercise such rights and remedies as to all or such part of the Collateral as Asset shall, in its sole discretion, elect.

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          In addition to all rights and remedies available to Asset hereunder, under the Secured Note and under applicable law, Asset as Secured Party shall have all the rights and remedies of a secured party under the Uniform Commercial Code in any jurisdiction as to any Collateral therein located (whether or not the Uniform Commercial Code applies to the affected Collateral). The rights and remedies provided for under this Agreement are cumulative and are not exclusive of any rights and remedies that may be available to Asset under applicable law or otherwise.

          12. RELIEF FROM STAY IN FPN CASE. Reference is made to the Order, entry of which shall be deemed a modification or termination of the automatic stay under Section 362 of the Bankruptcy Code to permit Asset to exercise, subject to the limitations set forth in the remainder of this paragraph, all its rights and remedies provided for hereinabove. If any default or event of default occurs hereunder or under any of the Loan Documentation, and is not cured within five business days after the date written notice of default or event of default is given by Asset to Debtor's counsel, then Asset may, upon five (5) days notice to counsel for Debtor (which notice may be via facsimile), apply to the Court for relief from stay to exercise any and all of the rights and remedies provided herein, in the Post-Petition Documentation, the Pre-Petition Documentation or which it otherwise has by agreement, at law or in equity, provided that if a default or event of default has occurred and is continuing, Asset shall not provide financing to Debtor during such four business day period or thereafter, and Debtor's authorization to use the Pre-Petition Collateral and the Post-Petition Collateral shall be deemed terminated without further action by Asset, or further Order of the Court. Nothing hereby shall restrict Asset from seeking or obtaining appropriate relief from the Court before or after expiration of said five business day period.

          13. PAYMENTS SET ASIDE. To the extent that FPN makes a payment to Asset, or Asset enforces or otherwise exercises any of its rights and remedies hereunder or under applicable law, and such payment or payments or the proceeds of such enforcement or exercise are subsequently invalidated or required to be repaid to FPN or paid to a trustee, receiver or any other person or entity under applicable law, then to the extent of such invalidation, repayment or payment, the obligation or part thereof originally intended to be satisfied, and all security interests, liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or exercise had not occurred.

          14. CONTINUING SECURITY INTEREST; TERMINATION. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until indefeasible payment and performance in full of all of the Secured Obligations.

          15. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of FPN contained in this Agreement shall survive the execution, delivery and performance of this Agreement until the termination of this Agreement.

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

          16. STAY OR MODIFICATION OF ORDER TO THIS AGREEMENT. If any or all of the provisions of the Interim Order, this Agreement, or any related security agreements or mortgages executed pursuant to, and consistent with, the Interim Order are hereafter modified, vacated, or stayed by subsequent order of the Bankruptcy Court or any other court, such stay, modification, or violation shall not affect the validity of any debt to Asset incurred pursuant to the Interim Order and this Agreement prior to the effective date of such stay, modification, or vacation, or the validity and enforceability of any lien, security interest, priority or other right authorized hereby with respect to any such debt to Asset, and notwithstanding such stay, modification, or vacation, any of FPN's obligations to Asset pursuant to the Interim Order and this Agreement arising prior to the effective date of such stay, modification or vacation shall be governed in all respects by the original provisions of the Interim Order and this Agreement and Asset shall be entitled to all of its respective rights, privileges, and benefits including, without limitation, the liens, security interest, priorities and rights of purchase granted herein to or for the benefit of Asset, with respect to all such debt.

          17. SURVIVAL OF PROVISIONS. The provisions of this Agreement and any actions taken pursuant hereto shall survive entry of any order which may be entered confirming any plan of reorganization or which may be entered converting the FPN case from Chapter 11 to Chapter 7 or dismissing those or any subsequent proceedings, and the terms and provisions of the Interim Order, this Agreement and the liens and security interests granted hereunder shall continue in that or any superseding case under the Code, and such liens and security interests shall maintain their priority as provided by the Interim Order and this Agreement until satisfied and discharged, notwithstanding any dismissal of FPN's current bankruptcy case or any subsequent cases or proceedings.

          18.  MISCELLANEOUS.

               a. BINDING EFFECT. This Agreement shall be binding upon FPN, its successors and permitted assigns, including any trustee appointed in FPN's Chapter 11 or Chapter 7 Bankruptcy Case, and shall inure to the benefit of Asset and its successors and assigns. FPN shall not assign this Agreement except with the express written consent of Asset.

               b. WAIVERS. No failure or delay on the part of Asset in exercising any right, power or privilege hereunder, under the Secured Note or any other agreement or instrument in connection herewith or therewith shall operate as a waiver thereof or preclude any other or further exercise thereof or of any other right, power or privilege.

               c. AMENDMENTS. No amendment or waiver of any provision of this Agreement, nor consent to any departure by FPN herefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               d. DEFINITIONS. Unless otherwise provided herein or unless the context clearly requires a different meaning, all terms used herein and defined in the Uniform California Commercial Code shall have the meanings ascribed to such terms therein.

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


               e. NOTICES. Any notice or other communication required or desired to be served, given or delivered hereunder shall be in writing and shall be personally delivered or sent by prepaid courier, by overnight, registered or certified mail (postage prepaid), or by prepaid telex, telecopy or telegram (with messenger delivery specified) and shall be deemed given on the day that such writing is received by the intended recipient thereof. All such notices and other communications shall be addressed to the parties to be notified as follows:

                    (1)  In the case of FPN:

                         First Pacific Networks, Inc.
                         871 Fox Lane
                         San Jose, CA  95131
                         Attention:  James R. Hirschy, President & CEO
                         Facsimile: (408) 943-7696

                         with a copy to:

                         Garrett Cechini, Esq.
                         Kaufman & Logan, LLP
                         111 Pine Street, #1300
                         San Francisco, CA  94111
                         Facsimile: (415) 391-4639

                     (2) In the case of Asset:

                         Asset Recovery Group, LLC
                         3718 South Mission Parkway
                         Aurora, CO 80013
                         Attention:  Mitchell B. Chi
                         Facsimile:_____________________

                    with a copy to:

                         _______________________________
                         _______________________________
                         _______________________________
                         Attention:_____________________
                         Facsimile:_____________________

or to such other address as any parties may hereafter designate for itself by written notice to the other parties in the manner herein prescribed.

               f. SEVERABILITY. The unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

               g. GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of California applicable to contracts made and to be performed entirely within the State of California.

               h. LIMITATION OF LIABILITY. No claim shall be made by either party against the other party or its members, its directors, officers, employees or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Loan and Security Agreement and the Secured Promissory Note, or any act, omission or event occurring in connection therewith, except for (1) an injunction and/or damages related to the use of any FPN property except as permitted by this Agreement; and (2) damages related to Asset's wrongful refusal to lend funds hereunder, and provided that in any such action the damages shall be limited to that portion of the Interim Financing which Asset wrongfully refused to advance to FPN.

               i. COMPLETE AGREEMENT. This Agreement and the documents executed in connection herewith are intended by the parties as the final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agrement as of the date first above written.


Asset Recovery Group, LLC,                   First Pacific Networks, Inc.,
a Colorado limited liability company              a Delaware corporation




By      /s/  Donald G. Marquart              By     /s/  James R. Hirschy
   --------------------------------             --------------------------------
                                                   James R. Hirschy
                                                   President & CEO

                AMENDMENT TO LOAN AND SECURITY AGREEMENT
                         DATED JANUARY 15, 1998
              BETWEEN FIRST PACIFIC NETWORKS, INC. (FPN) AND
                   ASSET RECOVERY GROUP, LLC, (ASSET)

This Amendment to Loan and Security Agreement dated January 15, 1998 (Agreement) is to be considered part of the "Loan Documents" as defined in recital H of the Agreement.

The amendments are as follows:

Paragraph 1. shall now read:

          1. INDEBTEDNESS. Subject to all of the terms hereof, and the Secured Note(s), Asset agrees to lend to FPN the sum of $600,000, to be funded incrementally. FPN shall draw down on $158,000 of Initial Financing and shall draw down on the balance of $442,000 when it becomes available and has been approved by the Bankruptcy Court. FPN shall use the Initial Financing to pay when due expenses of the type and for the purposes and in the amount described, and without material variance from, the items included in the budget attached as Exhibit A to this Agreement, or other expenses as may be approved by in advance and in writing, by Asset.

Paragraph 8. shall now read:

          8. APPOINTMENT OF ASSET AS FPN'S LAWFUL ATTORNEY-IN-FACT. FPN hereby irrevocably appoints Asset as FPN's true and lawful attorney-in-fact, with full power of substitution, to do all acts and things which Asset may deem necessary or advisable to perfect and continue perfected the Security Interest or to maintain its priority provided Asset does not exercise any of its rights under paragraph 11.(2) unless Asset shall have loaned FPN $600,000 pursuant to this Agreement .

Paragraph 11.(2) shall now read:

          11.  RIGHTS AND REMEDIES UPON DEFAULT.

          Upon the occurrence of any Event of Default as defined herein, Asset may at its option do any one or more of the following:

                    (2) on or after August 1, 1998, provided Asset shall have loaned FPN $600,000 pursuant to this Agreement, and further provided that FPN has not requested an extension of this date which extension shall not be unreasonably withheld by Asset, exercise with regard to the Interim Financing and the Collateral, all rights and remedies afforded by the Uniform Commercial Code and other applicable law with respect to the indebtedness thereunder and the collateral security therefore. Without limiting the foregoing, Asset shall then have the right to collect and take immediate possession and control of all or any part of the Collateral and the proceeds thereof, the power to sell all or any portion of the Collateral at public or private sale at such place and time and on such terms as Asset shall see fit as permitted by applicable laws, the right of setoff, and the right to endorse in the name of FPN any instrument representing the Collateral. At any such sale or other disposition of the Collateral, Asset may, to the extent permissible under applicable law, purchase the whole or any part of the Collateral, free from any right of redemption on the part of FPN, which right is hereby waived and released.

Paragraph 12. shall now read:

          12. RELIEF FROM STAY IN FPN CASE. Reference is made to the Order, entry of which shall be deemed a modification or termination of the automatic stay under Section 362 of the Bankruptcy Code to permit Asset to exercise, subject to the limitations set forth in the remainder of this paragraph, all its rights and remedies provided for hereinabove. If any default or event of default occurs hereunder or under any of the Loan Documentation, and is not cured within five business days after the date written notice of default or event of default is given by Asset to Debtor's counsel, then Asset may, provided Asset shall have loaned FPN $600,000 pursuant to this Agreement, upon five (5) days notice to counsel for Debtor (which notice may be via facsimile), apply to the Court for relief from stay to exercise any and all of the rights and remedies provided herein, in the Post-Petition Documentation, the Pre-Petition Documentation or which it otherwise has by agreement, at law or in equity, and Debtor's authorization to use the Pre-Petition Collateral and the Post-Petition Collateral shall be deemed terminated without further action by Asset, or further Order of the Court. Nothing hereby shall restrict Asset from seeking or obtaining appropriate relief from the Court before or after expiration of said five business day period.

                    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of January 15, 1998.

Asset Recovery Group, LLC,                      First Pacific Networks, Inc.,
a Colorado limited liability company            a Delaware corporation


By  /s/ Donald G.Marquart                  By  /s/James R. Hirschy
    --------------------------                 ------------------------
    Donald Marquart                            James R. Hirschy
    Co-Manager                                 President & CEO

                          SECURED PROMISSORY NOTE NO. 1


          FOR VALUE RECEIVED, First Pacific Networks, Inc., a Delaware corporation ("FPN"), promises to pay to Asset Recovery Group, LLC ("Payee"), or order, the principal sum of One Hundred Fifty-Eight Thousand Dollars ($158,000), with interest from the date of FPN's receipt of such funds at the rate of ten percent (10%) simple interest per annum. Principal and accrued interest shall be payable upon FPN's exit from Chapter 11 or June 30, 1998, whichever is first.

          Interest not paid when due shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law. Principal and interest are payable in lawful money of the United States.

          This note is secured by the pledge of collateral set forth in the Loan and Security Agreement, as amended, between FPN and Payee dated January 15, 1998 (the "Security Agreement"). In the event that FPN shall have defaulted in the payment of any principal or interest on this Secured Promissory Note as and when it shall have become due and payable in accordance with the terms hereof, Payee shall have, and may exercise, all of the rights, powers and remedies available to it, to the extent permitted by applicable law. Notwithstanding the foregoing, Payee agrees not to foreclose on the Collateral, as defined in the Security Agreement, until the first to occur of August 1, 1998, or the dismissal of the FPN Chapter 11 Bankruptcy Case. Payee shall not be entitled to foreclose on the intellectual property components of the Collateral (defined as Copyrights, Patents and Trademarks) of FPN unless and until FPN has received and accepted Six Hundred Thousand Dollars ($600,000) from Payee.

          If collection action needs be instituted on this note, FPN promises to pay all costs of collection, including reasonable attorneys' fees.


                             First Pacific Networks, Inc.


                              By: /s/ James R. Hirschy
                                  ---------------------------------
                                  James R. Hirschy, President & CEO


                              Date: January 15, 1998
                                    -------------------------------

                          SECURED PROMISSORY NOTE NO. 2


     FOR VALUE RECEIVED, First Pacific Networks, Inc., a Delaware corporation ("FPN"), promises to pay to Asset Recovery Group, LLC ("Payee"), or order, the principal sum of Four Hundred Forty-Two Thousand Dollars ($442,000), with interest from the date of FPN's receipt of such funds at the rate of ten percent (10%) simple interest per annum. Principal and accrued interest shall be payable upon FPN's exit from Chapter 11 or June 30, 1998, whichever is first.

     Interest not paid when due shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law. Principal and interest are payable in lawful money of the United States.

     This note is secured by the pledge of collateral set forth in the Loan and Security Agreement, as amended, between FPN and Payee dated January 15, 1998 (the "Security Agreement"). In the event that FPN shall have defaulted in the payment of any principal or interest on this Secured Promissory Note as and when it shall have become due and payable in accordance with the terms hereof, Payee shall have, and may exercise, all of the rights, powers and remedies available to it, to the extent permitted by applicable law. Notwithstanding the foregoing, Payee agrees not to foreclose on the Collateral, as defined in the Security Agreement, until the first to occur of August 1, 1998, or the dismissal of the FPN Chapter 11 Bankruptcy Case. Payee shall not be entitled to foreclose on the intellectual property components of the Collateral (defined as Copyrights, Patents and Trademarks) of FPN unless and until FPN has received and accepted Six Hundred Thousand Dollars ($600,000) from Payee.

     If collection action needs be instituted on this note, FPN promises to pay all costs of collection, including reasonable attorneys' fees.

                              First Pacific Networks, Inc.


                              By:
                                  ---------------------------------
                                  James R. Hirschy, President & CEO


                              Date:
                                    -------------------------------